                                                                    EXHIBIT 99.3


                         PRO-FORMA FINANCIAL INFORMATION
                     UNAUDITED PRO-FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION

HealthStream, Inc. (the "Company") acquired all of the issued and outstanding common stock of Data Management & Research, Inc. ("DMR") on March 28, 2005 for approximately $10.6 million, consisting of approximately $9.1 million in cash and 479,234 shares of HealthStream, Inc. common stock. A portion of the common stock, 319,489 shares, will be held in an escrow account until September 28, 2006, subject to any claims for indemnification pursuant to the stock purchase agreement. The Company also incurred approximately $0.2 million of direct, incremental expenses associated with the acquisition of DMR. DMR provides healthcare organizations a wide range of quality and satisfaction surveys, data analyses of survey results, and other research-based measurement tools.

The unaudited pro forma financial information is presented to combine the historical results of operations of HealthStream and DMR. The unaudited pro forma combined statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 give effect to the acquisition of DMR as if it had occurred at the beginning of the earliest period presented. A pro forma combined balance sheet is not presented within this Current Report on Form 8-K/A, since the transaction was reflected in the Company's consolidated balance sheet filed on Form 10-Q for the period ended March 31, 2005, filed with the Securities and Exchange Commission ("SEC") on May 13, 2005.

The unaudited pro forma financial information is for informational purposes only and does not intend to represent what the Company's results of operations would have been had the acquisition of DMR occurred at the beginning of the period presented, or intend to project the results of operations for any future periods. The unaudited pro forma financial information does not reflect any cost savings or synergies which may result from the acquisition, other than the reduction in DMR's sole shareholder's compensation based on a new employment agreement in connection with the acquisition. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2004 as filed by the Company with the SEC on March 18, 2005 and the audited financial statements of DMR, included as
Exhibit 99.2 within this Current Report on Form 8-K/A.

                               HEALTHSTREAM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004


                                                                   HISTORICAL                        PRO FORMA
                                                           ---------------------------  -----------------------------------
                                                           HEALTHSTREAM       DMR        ADJUSTMENTS             COMBINED
                                                           ------------   ------------  ------------           ------------
Revenues, net ........................................     $ 20,057,308   $  5,172,579  $         --           $ 25,229,887
Operating costs and expenses:
   Cost of revenues ..................................        7,277,173      1,556,143            --              8,833,316
   Product development ...............................        2,531,177        359,734            --              2,890,911
   Sales and marketing ...............................        4,798,687        612,909            --              5,411,596
   Depreciation ......................................        1,366,216         35,136        21,576   (1,2)      1,422,928
   Amortization ......................................          740,542         24,527       540,297   (1,3)      1,305,366
   Other general and administrative expenses .........        4,634,377      2,696,125    (1,910,550)  (4,5)      5,419,952
                                                           ------------   ------------  ------------           ------------
         Total operating costs and expenses ..........       21,348,172      5,284,574    (1,348,677)            25,284,069

Loss from operations..................................       (1,290,864)      (111,995)    1,348,677                (54,182)

Other income..........................................          242,484          6,259      (136,168)   (6)         112,575
Provision for taxes ..................................               --          6,606            --                  6,606
                                                           ------------   ------------  ------------           ------------
                                                                242,484         12,865      (136,168)               119,181

Net (loss) income ....................................     $ (1,048,380)  $    (99,130) $  1,212,509           $     64,999
                                                           ============   ============  ============           ============

Basic net (loss) income per share ....................     $      (0.05)                                       $       0.00
                                                           ============                                        ============
Diluted net (loss) income per share ..................     $      (0.05)                                       $       0.00
                                                           ============                                        ============

Weighted average shares of common stock outstanding:
   Basic .............................................       20,585,825                      159,745    (7)      20,745,570
                                                           ============                 ============           ============
   Diluted............................................       20,585,825                      962,324    (8)      21,548,149
                                                           ============                 ============           ============


PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(1)  Reflects the elimination of historical depreciation and amortization.
(2) Reflects depreciation based on the fair value of fixed assets of $170,137 over an average three year life.
(3) Reflects the amortization of capitalized software over a one year life, the amortization of non-compete agreement of $250,000 over an estimated three year life and the amortization of remaining definite lived intangibles of $2.4 million over an estimated five year life.
(4) Reflects the elimination of DMR's sole shareholder's compensation, less the expected replacement salary based on the employment agreement in connection with the acquisition.
(5) Reflects the elimination of personal charitable donation's made on behalf of the sole DMR shareholder.
(6) Reflects the elimination of a portion of HealthStream's interest income resulting from cash paid in connection with the acquisition of DMR.
(7) Reflects the issuance of 479,234 shares issued in connection with the acquisition of DMR, less the 319,489 shares that were placed in escrow.
(8) Reflects the issuance of 479,234 shares issued in connection with the acquisition of DMR, and the assumed conversion of 483,090 HealthStream common stock equivalent shares that were "in-the-money" at December 31, 2004.

                               HEALTHSTREAM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2005

                                                                   HISTORICAL                        PRO FORMA
                                                           ---------------------------  -----------------------------------
                                                           HEALTHSTREAM       DMR        ADJUSTMENTS            COMBINED
                                                           ------------   ------------  ------------          ------------
Revenues, net ........................................     $  5,682,402   $  1,410,203  $         --          $  7,092,605
Operating costs and expenses:
   Cost of revenues ..................................        2,035,765        508,639       (88,014)    (1)     2,456,390
   Product development ...............................          636,518        174,212      (131,073)    (1)       679,657
   Sales and marketing ...............................        1,190,262        311,368      (193,016)    (1)     1,308,614
   Depreciation ......................................          408,161         16,772            --     (2)       424,933
   Amortization ......................................          209,820            517       140,833     (3)       351,170
                                                                                                       (1,4,
   Other general and administrative expenses .........        1,155,929        382,169      (237,969)   5,6)     1,300,129
                                                           ------------   ------------  ------------          ------------
         Total operating costs and expenses ..........        5,636,455      1,393,677      (509,239)            6,520,893

Income from operations................................           45,947         16,526       509,239               571,712
Other income..........................................           98,219            503       (52,907)   (7)         45,815
                                                           ------------   ------------  ------------          ------------
Net income ...........................................     $    144,166   $     17,029  $    456,332          $    617,527
                                                           ============   ============  ============          ============

Basic net income per share ...........................     $       0.01                                       $       0.03
                                                           ============                                       ============
Diluted net income per share ............................  $       0.01                                       $       0.03
                                                           ============                                       ============

Weighted average shares of common stock outstanding:
   Basic .............................................       20,685,786                      154,420    (8)     20,840,206
                                                           ============                 ============          ============
   Diluted............................................       21,772,332                      154,420    (8)     21,926,752
                                                           ============                 ============          ============


PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(1) Reflects the elimination of payments to DMR employees paid prior to the acquisition, triggered as a result of the acquisition transaction.
(2) No adjustment for depreciation is required as the historical results of DMR for the three months ended March 31, 2005 reflect the depreciable lives consistent with HealthStream's policies.
(3) Reflects the amortization of non-compete agreement of $250,000 over an estimated three year life and the amortization of remaining definite lived intangibles of $2.4 million over an estimated five year life.
(4) Reflects the elimination of DMR's sole shareholder's compensation, less the expected replacement salary based on the employment agreement in connection with the acquisition.
(5) Reflects the elimination of personal charitable donation's made on behalf of the sole DMR shareholder.
(6) Reflects the elimination of direct, incremental expenses paid by DMR related to the acquisition.
(7) Reflects the elimination of a portion of HealthStream's interest income resulting from cash paid in connection with the acquisition of DMR.
(8) Reflects the impact on the weighted average shares related to the issuance of 479,234 shares issued in connection with the acquisition of DMR, less the 319,489 shares that were placed in escrow.